Exhibit 1.1

Ministry of Finance Corporate and Personal Property Registries www.fin.gov.bc.ca/registries	TRANSITION APPLICATION FORM 43 – BC COMPANY Section 437 Business Corporations Act

Telephone: 250 356 – 8626	Freedom of Information and Protection of Privacy Act (FIPPA)

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires this form to be filed on the Internet at www.corporateonline.gov.bc.ca
The personal information requested on this form is made available to the public under the authority of the Business Corporations Act. Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A.	INCORPORATION NUMBER OF COMPANY

BC0268409

B.	NAME OF COMPANY
Enter the name of the company applying for transition.

Consolidated EnviroWaste Industries Inc.

C.	CERTIFIED CORRECT – I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	DATE SIGNED
YYYY / MM / DD
Doug Halward	X”Doug Halward”	2005 / 03 / 15

Rev. 2004/8/4
FORM 43 – Leitch Systems Design Inc. – Approved September 3, 2004	Page 1
Adapted and reprinted with permission of the Province of British Columbia – © 2004

NOTICE OF ARTICLES

A.	NAME OF COMPANY
Set out the name of the company. The name must be the name that the company had immediately before the time of this filing.
Consolidated EnviroWaste Industries Inc.

B.	TRANSLATION OF NAME
Set out every translation of the company name that the company intends to use outside of Canada.

None indicated

C.	DIRECTOR NAME(S) AND ADDRESS(ES)
Set out the name and prescribed address of each individual who was, immediately before the time of this filing, a director of the company. A prescribed address for a director is either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9:00 a.m. and 4 p.m. on business days or (b) the delivery address and mailing address, if different, of the individual’s residence. The delivery address must not be a post office box. Before this form can be filed, the company must ensure that immediately before the transition application is submitted to the registrar for filing, the information in the corporate register respecting the directors of the company is correct. Attach an additional sheet if more space is required.

			DELIVERY ADDRESS INCLUDING	MAILING ADDRESS INCLUDING
LAST NAME	FIRST NAME	MIDDLE NAME	PROVINCE/STATE, COUNTRY AND POSTAL/ ZIP CODE	PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE

Halward, Douglas R.			27715 Huntingdon Road	27715 Huntingdon Road
			Abbotsford, BC V4X 1B6	Abbotsford, BC V4X 1B6

Chase, Richard			6437 Cottonwood Lane, RR 8	6437 Cottonwood Lane, RR 8
			Langley, BC V2Y 2G6	Langley, BC V2Y 2G6

Darby, James E. H.			3025 Whitfield Avenue	3023 Whitfield Avenue
			Sarasota, Florida USA 34243	Sarasota, Florida USA 34243

Rolfe, Derrick Michael John			806 – 1 Toronto Street	806 – 1 Toronto Street
			Toronto, Ontario M5J 2V6	Toronto, Ontario M5J 2V6

D.	REGISTERED OFFICE ADDRESSES
Set out the delivery and mailing addresses of the office that was the registered office of the company immediately before the time of this filing.

DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)

3000 Royal Centre, 1055 West Georgia Street, Vancouver, BC V6E 3R3

MAILING ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE)

3000 Royal Centre, P.O. Box 11130, 1055 West Georgia Street, Vancouver, BC V6E 3R3

E.	RECORDS OFFICE ADDRESSES
Set out the delivery and mailing addresses of the office that was the records office of the company immediately before the time of this filing.
DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)

3000 Royal Centre, 1055 West Georgia Street, Vancouver, BC V6E 3R3

MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE)

3000 Royal Centre, P.O. Box 11130, 1055 West Georgia Street, Vancouver, BC V6E 3R3

F.	PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the Business Corporations Act)

☑ Pre-existing Company Provisions apply to this company.

Rev. 2004/8/4
FORM 43 – Leitch Systems Design Inc. – Approved September 3, 2004	NOA Page 1
Adapted and reprinted with permission of the Province of British Columbia – © 2004

G. AUTHORIZED SHARE STRUCTURE

Set out the authorized share structure of the company. The information set out must reflect the information that was contained in the company’s memorandum or articles immediately before the time of this filing. Attach an additional sheet if more space is required.

For each class or series of shares please re-state the information contained in the company’s memorandum or articles.

•	The identifying name of each class or series of its shares.

•	The maximum number of shares of the class or series of shares that the company is authorized to issue.

•	The kind of shares of the class or series of shares – state whether the shares are without par value or with par value – if with par value, state the amount of the par value, in Canadian dollars.

•	Whether or not there are special rights or restrictions attached to the shares of the class or series of shares

	Maximum number of shares			Are there special rights or
	of this class or series of	Kind of shares of this class		restrictions attached to
	shares that the company is	or series of shares		the shares of this class or
	authorized to issue			series of shares?
Identifying name of class	MAXIMUM NUMBER OF	PAR VALUE OR WITHOUT
or series of shares	SHARES AUTHORIZED	PAR VALUE	TYPE OF CURRENCY	YES/NO
Common	50,000,000	without par value	n/a	No

Rev. 2004/8/4
FORM 43 - Leitch Systems Design Inc. - Approved September 3, 2004	NOA Page 2
Adapted and reprinted with permission of the Province of British Columbia - 2004